Exhibit 19

ALPHATEC HOLDINGS, INC.

Insider Trading Policy

(Updated and Effective as of February 12, 2019)

I.
PURPOSE

It is illegal for any director, officer, employee or consultant of Alphatec Holdings, Inc. or its affiliates and/or subsidiary companies (collectively, “ATEC” or the “Company”), or their Related Persons (as defined below), to trade or otherwise engage in any transactions involving ATEC securities while in possession of material, non-public information concerning the Company. It is also illegal for any director, officer, employee or consultant of the Company to give (i.e., “tip” or “leak”) material, non-public information concerning the Company to others who may then trade or transact on the basis of that information. The U.S. Securities and Exchange Commission (“SEC”) takes insider trading very seriously and devotes significant resources to uncovering the activity and prosecuting offenders. Accordingly, the Company has adopted this insider trading policy (the “Policy Statement”) regarding trading by Insiders (as defined below) in an effort to:

1.
assist in compliance with federal and state securities laws and SEC regulations;
2.
educate all Company personnel;
3.
set forth proper guidelines for courses of action;
4.
protect the Company and its personnel against legal liability;
5.
prevent the appearance of improper trading or tipping; and
6.
preserve the reputation of the Company and its personnel for integrity and ethical conduct.

This Policy Statement replaces any prior policies and procedures governing securities trading by Insiders which may have been in place prior to the adoption of this Policy Statement.

II.
SCOPE

This Policy Statement covers all directors, officers, employees and consultants of ATEC who receives or has access to material, non-public information regarding the Company. The restrictions on these Company personnel also applies to their children, grandchildren, parents, grandparents, spouses and siblings who reside in their households, as well as entities (such as corporations, trusts and partnerships) over which any such person has or shares voting or investment control (such related persons and entities are collectively referred to herein as “Related Persons”). Therefore, any trading in the Company securities by such Related Persons while they are in possession of material, non-public information also may violate insider trading laws and regulations and this Policy Statement. As such, all Company personnel are responsible for ensuring compliance by their Related Persons. The Company’s directors, officers, employees and consultants, together with their Related Persons, collectively are referred to in this Policy Statement as “Insiders.”

This Policy Statement generally applies to any and all transactions in the Company’s securities, including shares of its common stock, options to purchase common stock, any other type of securities, such as restricted stock units, preferred stock, convertible debentures, warrants, other derivative securities, and puts, calls and short sales involving the Company whether or not issued by the Company (such as exchange-traded put and call options). In addition, this Policy Statement generally applies to any and all transactions by an Insider in the securities of any other public company while the Insider is in possession of material, non-public information concerning that company, which information was obtained during the course of the Insider’s employment or affiliation with ATEC.

III.
STATEMENT OF COMPANY POLICY
A.
Restrictions Applicable to All Insiders
1.
Prohibition on Trading in ATEC Securities While in Possession of Material, Non-Public Information

It is the Company’s policy that Insiders may not buy or sell ATEC securities, either directly or indirectly, while aware of material, non-public information or engage in any other action to take advantage of, or pass on (i.e., “tip” or “leak”) to others, that information. This Policy Statement also applies with equal force to information relating to any other company, including our customers, suppliers or competitors, obtained by ATEC personnel during the course of their service or employment with the Company. It does not matter if there is an independent, justifiable reason for a purchase or sale, or if the Company’s “trading window,” as discussed below, otherwise is open.

a)
Material, Non-Public Information

Information about ATEC is “material” if a reasonable investor would consider it important or significant in a decision to buy, sell, or hold securities, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In other words, material information is any type of information that, if publicly known, could reasonably be expected to affect the market price of the Company’s securities or a person’s decision to buy, sell or hold the Company’s securities. Both positive and negative information may be material.

While it is not possible to identify all information that may be deemed “material,” the following illustrative types of information are particularly sensitive and, as a general rule, should always be considered material:

•
quarterly or annual earnings results;
•
earnings, losses or projections of future results;
•
news of a pending or proposed merger, acquisition, tender offer or important financing transaction;
•
internal financial information which departs from what the market would expect;
•
changes in dividend policies or the offering of additional securities or stock splits;
•
impending bankruptcy or financial liquidity problems;

•
changes in management or the board;
•
significant new products or discoveries;
•
significant clinical, regulatory, manufacturing or operational developments;
•
adverse product reports;
•
actual or threatened litigation, investigations or regulatory inquiries; and
•
the gain or loss of a major contract, distributor, license or collaboration.

Material information is “non-public” if it has not been widely disseminated to the public through major newswire services, national news services and financial services or if the investing public has not had time to absorb the information fully. For the purposes of this Policy Statement, information will be considered public, i.e., no longer “non-public,” starting on the beginning of the second business day after the information has been released. Thus, if an announcement is made on a Monday, Wednesday generally would be the first day on which Insiders may trade. If an announcement is made on a Friday, Tuesday generally would be the first day for Insiders to trade. If, however, the information released is complex (such as a prospective major financing or other transaction), it may be necessary to allow additional time for the information to be absorbed by investors. In such circumstances, Insiders will be informed by the Policy Administrator regarding a suitable waiting period before trading.

b)
Tipping of Material, Non-Public Information to Others

Whether the information is proprietary information about the Company or information that could have an impact on the Company’s stock price (i.e., it is “material”), Insiders must not pass the information on to others. The penalties and consequences for illegal insider trading described herein apply to all Insiders who tip information to others, whether or not the Insider trades or derives any benefit from the other person’s actions. That is, Insiders can be liable for both trading on material, non-public information and for disclosing that information to others who trade. As inside information is often disclosed inadvertently or overheard in casual, social conversations, great care must be taken to avoid such disclosures. Company personnel should not discuss internal company matters or developments with anyone outside of the company, except as required in the performance of regular corporate duties. Inquiries about the Company made by the financial press, investment analysts or others in the financial community should be directed to the appropriately designated officer. Unless expressly authorized to the contrary, Company personnel should decline to comment on any inquiries of this nature and refer the inquirer to the Company’s authorized spokespersons or to the Policy Administrator.

All Company personnel should take steps, where appropriate, to prevent persons under their supervision and/or control from using inside information for trading purposes. Potential insider trading violations must be immediately reported to the Policy Administrator.

2.
Short-Term or Speculative Transactions

Insiders should not engage in any of the following activities with respect to the Company’s securities:

•
short sales of the Company’s securities;

•
use of the Company’s securities to secure a margin or other loan, except in limited cases with the prior approval of the Policy Administrator;
•
transactions in straddles, collars, or other similar risk reduction devices, except in limited cases with the prior approval of the Policy Administrator; and
•
transactions in publicly-traded options relating to the Company’s securities (i.e., options that are not granted by the Company), except in limited cases with the prior approval of the Policy Administrator.
3.
Prohibitions on Trading in Other Companies’ Securities While in Possession of Material, Non-Public Information

It is common for the Company in the normal course of its business to interact with other public companies — those interactions or information concerning these other public companies may be material and accordingly, Insiders must comply with the following rules:

•
insiders may not engage in transactions involving the securities of any other public company while possessing material, non-public information concerning that company which was obtained during the course of employment with ATEC;
•
insiders may not “tip” or disclose material, non-public information concerning any other public company to anyone; and
•
insiders may not give trading advice of any kind to anyone concerning any other public company while possessing material, non-public information about that company.
B.
Additional Restrictions Applicable to Certain Insiders
1.
Company Trading Window

While it is never permissible to trade based on material, non-public information, to help prevent inadvertent violations and avoid even the appearance of an improper transaction, certain Restricted Insiders (as defined below) may only engage in transactions in the Company’s securities during an open Trading Window (as defined below), unless excepted herein.

a)
Restricted Insiders

Under this Policy Statement, “Restricted Insiders” shall mean Insiders who are members of the Company’s Board of Directors, executive officers and other persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) plus certain employees, that may be identified by the Policy Administrator from time to time, who are reasonably expected to be in possession of material, non-public information about the Company, such as Vice Presidents and certain members of the legal and finance departments. The Company will promptly notify orally or in writing each Insider designated a Restricted Insider.

b)
Open and Close of Trading Window for Restricted Insiders

Under this Policy Statement, the “Trading Window” shall commence (i.e., open) at the beginning of the second business day after the release of the Company’s quarterly or annual financial results and will end at the beginning of the day that is two weeks prior to the close of each fiscal quarter or fiscal year end.

Trading in the Company’s securities during an open Trading Window should not be considered a “safe harbor,” and all Insiders should use good judgment at all times to make sure that trades are not effected while in possession of material, non-public information concerning the Company.

2.
Company Imposed Blackout Periods

The Company may also, from time to time, prohibit all or certain Insiders from trading because of developments known to the Company and not yet disclosed to the public. In such instances, no designated Insider may engage in transactions involving Company securities during any such special blackout periods that the Policy Administrator may designate. A Company- imposed special blackout period may result in the Trading Window detailed above not being opened and available for trading and the blackout periods may be imposed for varying groups of Insiders (whether defined as “Insiders” or “Restricted Insiders” under this Policy Statement). No Insider may disclose to any outside third party that a special blackout period has been designated.

C.
Exceptions to Prohibitions on Trading and Transactions
1.
Rule 10b5-1 Trading Plans

Notwithstanding the restrictions and prohibitions on trading in the Company securities as set forth in this Policy Statement, Insiders are permitted to effect transactions in Company securities pursuant to approved trading plans established under Rule 10b5-1 under the Securities Exchange Act of 1934 (a “Qualified Rule 10b5-1 Plan”). A Qualified Rule 10b5-1 Plan must be validly established in compliance with the provisions of Rule 10b5-1 and must satisfy a number of other specific criteria. Any person who wishes to implement, amend or terminate a Qualified Rule 10b5-1 plan must first have the plan (or any amendment or proposal to terminate) pre- approved by the Policy Administrator. In pre-clearing the implementation, amendment or termination of a Qualified Rule 10b5-1 Plan, the Policy Administrator shall not be responsible for determining whether such plan is in compliance with the provisions of Rule 10b5-1. Compliance with Rule 10b5-1 is solely the responsibility of the Insider.

2.
Employee Stock Purchase Plan

This Policy Statement’s trading restrictions do not apply to purchases of Company stock as part of the employee stock purchase plan resulting from periodic payroll contributions to the plan under an election made at the time of enrollment in the plan if the participant was not in possession of material, non-public information at the time of such election. The trading restrictions do apply, however, to sales of Company stock purchased under the employee stock purchase plan.

3.
Cash Exercise of Stock Options

This Policy Statement’s trading restrictions generally do not apply to the exercise of a vested stock option solely for cash. The trading restrictions do apply, however, to any sale of the underlying stock, and to a cashless exercise of the option through a broker, as this entails selling a portion of the underlying stock to cover the costs of the exercise. This policy Statement’s trading restrictions also do not apply to the use of shares held by the Insider or otherwise deliverable to the Insider upon option exercise to pay the exercise price or any sums required by federal, state or local tax law to be withheld with respect to the issuance of shares upon exercise.

4.
Grants of Restricted Stock

This Policy Statement’s trading restrictions do not apply to grants of restricted stock by the Company, but do apply to subsequent sales of such stock upon vesting. In addition, this Policy Statement’s trading restrictions do not apply to the deduction by the Company from the shares of Common Stock issued under any restricted stock award to pay any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or payment pursuant to the restricted stock award.

D.
Pre-Clearance of Trades

To ensure and maintain compliance with this Policy Statement and to ensure compliance with the accelerated reporting requirements under Section 16 of the Exchange Act mandated by the Sarbanes-Oxley Act of 2002, all transactions in the Company’s securities (acquisitions, dispositions, transfers, etc.), including the execution of a Qualified Rule 10b5-1 Plan, by members of the Company’s Board of Directors, executive officers and other persons subject to Section 16 of the Exchange Act must be pre-cleared in advance by the Policy Administrator. The Policy Administrator will use its reasonable best efforts to provide approval or disapproval within two business days, but is not obligated to do so. Neither the Company nor the Policy Administrator shall be liable for any delays that may occur due to the pre-clearance process. If the transaction is pre-cleared by the Policy Administrator, it must be executed by the end of the second business day after receipt of pre-clearance. Notwithstanding receipt of pre-clearance of a transaction, if an Insider becomes aware of material, non-public information after receiving the pre-clearance but prior to the execution of the transaction, the Insider may not execute the transaction. Promptly following execution of the transaction, but in no event later than the end of the first business day after the execution of the transaction, the Insider must notify the Policy Administrator and provide details regarding the transaction sufficient to complete the required Section 16 filing.

All members of the Company’s Board of Directors and each of its executive officers are required to issue to the Company a limited power-of-attorney in the form substantively similar to that attached hereto as Exhibit A. The Company will maintain on file such power-of-attorney solely for the purpose of enabling the Company and the individual to comply with SEC reporting requirements.

Employees of the Company who are not members of the Board of Directors or executive officers may, but are not required to, pre-clear transactions in the Company’s securities in the same manner as set forth above. Such employees are not required to notify the Policy Administrator following execution of the transaction.

Please note that such pre-clearance does not provide the insider with immunity from investigation or suit, for which it is the responsibility of the individual to comply with the federal securities and regulations.

IV.
CONSEQUENCES OF POLICY VIOLATIONS

The consequences of prohibited insider trading can be severe. Consequences for individuals who trade on inside information or who tip inside information to others who then trade on that tip include:

•
disgorgement of the profit made or the loss avoided by trading;
•
payment for the loss suffered by the persons who purchased securities from or sold securities to the insider tippee;
•
a civil penalty of up to three times the profit gained or loss avoided;
•
a criminal fine (no matter how small the profit) of up to $5 million; and
•
a jail term of up to twenty years.

Consequences for the Company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading include:

•
a civil penalty of the greater of $1 million or three times the profit gained or loss avoided as a result of the employee’s violation;
•
subject to potential private lawsuit by contemporaneous traders for trading-related damages; and
•
a criminal penalty of up to $25 million.

Furthermore, if an employee violates federal or state insider trading or tipping laws or this Policy Statement, Company-imposed sanctions, including dismissal for cause, could result. A violation of this Policy Statement is not necessarily the same as a violation of law. In fact, for the reasons indicated above, the Company’s policy is intended to be broader than the law. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether its policy has been violated. The Company may determine that specific conduct violates its policy, whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

Any of the above consequences — even an SEC investigation that does not result in prosecution — can be extremely costly, tarnish one’s reputation and irreparably damage a career or a company.

V.
POLICY ADMINISTRATION & REPORTING

This Policy Statement shall be administered by the “Policy Administrator,” who shall be the Company’s General Counsel. The Policy Administrator may, however, change from time to time, and Insiders are encouraged to consult the copy of this Policy Statement that is included on the Company’s website to obtain current information concerning the Policy Administrator.

The duties of the Policy Administrator include the following: (1) administering and interpreting this Policy Statement, (2) monitoring and enforcing compliance with all policy provisions and procedures, (3) responding to all inquiries relating to this Policy Statement and its procedures and (4) identifying employees to designated as Restricted Insiders.

Any Insider who violates this Policy Statement or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Policy Administrator. Upon learning of any such violation, the Policy Administrator, in consultation with the Company’s Chief Executive Officer, Chief Financial Officer, and/or legal counsel will determine whether the Company should release any material, non-public information or whether the Company should report the violation to the SEC or other appropriate governmental authority.

VI.
COMPANY ASSISTANCE

Any person who has any questions about specific transactions or this Policy Statement in general may obtain additional guidance from the Policy Administrator. The ultimate responsibility for adhering to this Policy Statement and avoiding improper transactions, however, rests with the Insider. In this regard, it is imperative that Insiders use their best judgment to avoid even the appearance of impropriety.

VII.
CERTIFICATIONS

As a condition to employment, all employees will be required to certify, by signing below, their understanding of and intent to comply with this Policy Statement. Members of the Board of Directors, senior management and other personnel may be required to certify compliance on an annual basis.

CERTIFICATION

The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, the Alphatec Holdings, Inc. Insider Trading Policy, a copy of which was distributed with this Certification.

Date:
Signature

Print Name

Exhibit A

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints either of [NAME OF IN-HOUSE AND/OR OUTSIDE LEGAL COUNSEL], signing singly, the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned, to:

(1)
prepare, execute, acknowledge, deliver, submit, and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or other insider of Alphatec Holdings, Inc. or any successor entity (the “Company”), an application for Form ID (or equivalent form) required to generate the necessary access codes and passphrases (whether new or replacement) to file on U.S. Securities & Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);
(2)
prepare, execute, acknowledge, deliver, submit, and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or other insider of the Company, Forms 3, 4, and 5 or any other forms or reports to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”), and any amendments thereto;
(3)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;
(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that: (i) this Power of Attorney authorizes the attorney-in-fact to act in his discretion in submitting information on transactions and holdings on information provided to the attorney-in-fact without independent verification of such information; (ii) the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned’s responsibilities to comply with Section 16 or any other provision of the Exchange Act; (iii) neither the Company nor the foregoing attorney-in-fact assume any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act or any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned hereby revokes any and all powers of attorney previously executed with respect to the matters covered herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this day of , 20 .

Signature

Print Name

2